AllianceBernstein Municipal Income Fund II
811-07618

77.M0  Mergers

AllianceBernstein Municipal Income Fund, Inc.
(?Municipal Income?)
AllianceBernstein Municipal Income Fund, Inc.-
National Portfolio (?National?)
AllianceBernstein Municipal Income Fund, Inc.-
National Portfolio II (?National II?)

AllianceBernstein Municipal Income Fund II
(?Municipal Income II?)
AllianceBernstein Municipal Income Fund II-
Florida Portfolio (?Florida?)

Forms of Resolutions for Adoption at
Regular Meetings of Boards of Directors

February 3?5, 2009

Municipal Income

Acquisition of Assets of National II by National

         RESOLVED, that the form and
provisions of the Plan of Acquisition and Liquidation of Municipal Income with respect to its series, National II and National, governing the proposed acquisition of the assets of National II by National, the form of which was presented to, and is directed to be filed with the minutes of, this Meeting are hereby declared advisable, authorized, and approved;
Acquisition of Assets of Florida by National

         RESOLVED, that the form and
provisions of the Agreement and Plan of
Acquisition and Liquidation between
AllianceBernstein Municipal Income Fund II ?
Florida Portfolio and AllianceBernstein Municipal
Income Fund, Inc. ? National Portfolio, governing the proposed acquisition of the assets of Florida by National, the form of which was presented to, and is directed to be filed with the minutes of, this Meeting are hereby declared advisable, authorized, and approved;
General Authorization

         RESOLVED, that the corporate seal of
Municipal Income may be affixed to any instrument or document executed pursuant to the foregoing resolutions; and
         RESOLVED, that in addition to and
without limiting the foregoing, the officers of Municipal Income be, and each of them hereby is, authorized and empowered, in the name and on behalf of Municipal Income, to make all such arrangements, to do and perform all such acts and things, as they may deem necessary or appropriate in order to effectuate fully the purpose of each and all of the foregoing resolutions.
National II

Sale of Assets and Termination of National II
         RESOLVED, that the form and
provisions of the Plan of Acquisition and Liquidation (the "Plan") between National II and
National (the "constituent parties"), governing the proposed acquisition of the assets of National II by National, the form of which is presented to, and is directed to be filed with the minutes of, this Meeting and the subsequent termination of National
II are hereby declared advisable, authorized, and approved, and that the Chairman, the President, any Vice President and the Secretary or Assistant
Secretary is hereby authorized and instructed in the name and on behalf of National II to execute and deliver to National the Plan substantially in the form presented to, and filed with, the minutes of the Meeting, with such changes as the officers implementing the same shall in their discretion determine to be necessary, convenient or appropriate to carry the Plan into effect, such determination and this Board's authorization thereof to be conclusively demonstrated by their affixing their signatures thereto;
         RESOLVED, that the Plan, the proposed
acquisition of the assets of National II by National as set forth in the Plan and the termination of National II as set forth in the Plan are hereby recommended to the stockholders of National II for their approval at a Special Meeting of stockholders of National II (?National II Meeting?);
         RESOLVED, that notwithstanding the
foregoing resolution submitting certain matters to stockholders for their approval, the transfer of all of the assets of National II to National pursuant to the Plan is hereby authorized and approved in accordance with Section 3-104(a)(5) of the MGCL;
         RESOLVED, that the proper officers of
National II be and they are, and each of them is, hereby authorized to cause National II to exchange the assets of National II for shares of the applicable classes of common stock of National and to distribute such shares of common stock to the stockholders of National II in complete liquidation and termination thereof, all in accordance with the terms and subject to the conditions contained in the Plan;
         RESOLVED, that, on the basis of the
materials reviewed and the matters discussed at this Meeting and in preparation for this Meeting, the Directors of National II hereby determine, pursuant to the requirements of Rule 17a-8 under the Investment Company Act of 1940, as amended, that
(i) participation in the transactions contemplated by the Plan is in the best interests of National II and (ii) the interests of the existing stockholders of National
II will not be diluted as a result of its effecting such transactions, having taken into account the respective investment objectives and policies of the constituent parties, the fees and expenses to be borne by the constituent parties in connection with the transactions contemplated by the Plan, the current portfolio composition of the constituent parties, the undistributed realized long-term gains and losses of the constituent parties, federal income tax consequences of the acquisition to stockholders, any tax benefits available to any of the constituent parties, the average stockholder's account size, and other relevant factors;
         RESOLVED, that the Secretary of
National II is hereby authorized and directed, in the name and on behalf of National II, to prepare and file or cause to be filed press releases and prospectus supplements or post-effective amendments to National II?s registration statement, as deemed necessary or appropriate, in connection with the transactions contemplated by these resolutions;
Dividend
         RESOLVED, that pursuant to the Plan,
for the purpose of eliminating all liability for corporate-level tax imposed pursuant to Subchapter
M of the Internal Revenue Code of 1986, as amended, National II, as necessary, hereby is authorized to declare a dividend or dividends payable on the liquidation date of National II (or such other date determined by the constituent parties prior to the liquidation date) to National II stockholders of record for such taxable years as may be applicable, said payments to supersede any schedule previously approved by the Board of Directors;

Special Meeting of Stockholders
         RESOLVED, that pursuant to Section 4
of ARTICLE II of the Bylaws of Municipal Income, the Directors hereby call the National II Meeting to be held on May 21, 2009 at 3:00 p.m. at the offices of National II at 1345 Avenue of the Americas,
New York, New York, to consider and act upon the proposed acquisition of the assets of National II by National as set forth in the Plan;
         RESOLVED, that the close of business
on March 31, 2009 is hereby fixed as the record date for the purpose of determining the stockholders of National II having the right to notice of, and to vote at, the National II Meeting and any adjournment or postponement thereof;
         RESOLVED, that the Board of Directors
hereby approves the form of the prospectus/proxy statement and related proxy materials, including the form of proxy, as part of the Registration Statement on Form N-14 to be filed by National for use in soliciting proxies from stockholders of National II on behalf of the Board of Directors in connection with the National II Meeting presented to this Meeting, subject to such changes in form and substance as may be approved by any officer or officers of National II;
         RESOLVED, that Stephen Laffey and
Carol Rappa, with full power of substitution in each of them, are designated as the proxies named in the National II Proxy Statement (i) to attend the
National II Meeting, (ii) to cast on behalf of stockholders of the National II properly executing and returning the proxy all votes that such stockholders are entitled to cast at the National II
Meeting in accordance with the instructions on such proxy, and (iii) with respect to any other matter coming before the National II Meeting, to represent such stockholders at the National II Meeting in the discretion of such proxies with all powers possessed by such stockholders if personally present at the National II Meeting;
         RESOLVED, that Donavon Diez is
hereby appointed inspector of election to act at the National II Meeting;
         RESOLVED, that the Secretary of
National II is hereby directed to give notice of meeting in accordance with Section 2-504 of the MGCL and the Bylaws of Municipal Income;
         RESOLVED, that the Secretary of
National II is hereby authorized and directed, in the name and on behalf of National II, with assistance of counsel, to prepare, execute and file or cause to be filed the National II Proxy Statement in accordance with the Securities Exchange Act of 1934, as amended, for the purpose of soliciting proxies on behalf of the Board of Directors for the National II Meeting;
         RESOLVED, that the Secretary of
National II is authorized and directed to cause to be prepared and mailed to stockholders of record of National II as of the record date in accordance with the Bylaws and as filed with the Securities and Exchange Commission (?Commission?) a Notice of the National II Meeting, together with the National
II Proxy Statement complying in all respects with the rules and regulations of the Commission; and Registration Statement on Form N-14
         RESOLVED, that the Board of Directors
hereby approves the form of the prospectus/proxy statement as part of the Registration Statement on Form N-14 to be filed by National for purposes of registering the shares of common stock of National to be issued pursuant to the Plan, subject to such changes in form and substance as may be approved by any officer or officers of National II; and General Authorization
         RESOLVED, that in addition to and
without limiting the foregoing, the officers of National II be, and each of them hereby is, authorized and empowered, in the name and on behalf of National II, to make all such arrangements, to do and perform all such acts and things, as they may deem necessary or appropriate in order to effectuate fully the purpose of each and all of the foregoing resolutions.
Florida

Sale of Assets and Termination of Florida
         RESOLVED, that the form and
provisions of the Agreement and Plan of
Acquisition and Liquidation (the "Plan") between
Florida and National (the "constituent parties"), governing the proposed acquisition of the assets of Florida by National, the form of which was presented to, and is directed to be filed with the minutes of, this Meeting and the subsequent termination of Florida are hereby declared advisable, authorized, and approved, and that the Chairman, the President, any Vice President and the Secretary or Assistant Secretary is hereby authorized and instructed in the name and on behalf of Florida to execute and deliver to National the Plan substantially in the form presented to, and filed with, the minutes of the Meeting, with such changes as the officers implementing the same shall in their discretion determine to be necessary, convenient or appropriate to carry the Plan into effect, such determination and this Board's authorization thereof to be conclusively demonstrated by their affixing their signatures thereto;
         RESOLVED, that the Plan, the proposed
acquisition of the assets of Florida by National as set forth in the Plan and the termination of Florida as set forth in the Plan are hereby recommended to the stockholders of Florida for their approval at a Special Meeting of stockholders of Florida
(?Florida Meeting?);
         RESOLVED, that the proper officers of
Florida be and they are, and each of them is, hereby authorized to cause Florida to exchange the assets of Florida for shares of the applicable classes of common stock of National and to distribute such shares of common stock to the stockholders of Florida in complete liquidation and termination thereof, all in accordance with the terms and subject to the conditions contained in the Plan;
         RESOLVED, that, on the basis of the
materials reviewed and the matters discussed at this Meeting and in preparation for this Meeting, the Directors of Florida hereby determine, pursuant to the requirements of Rule 17a-8 under the Investment Company Act of 1940, as amended, that
(i) participation in the transactions contemplated by the Plan is in the best interests of Florida and (ii) the interests of the existing stockholders of Florida will not be diluted as a result of its effecting such transactions, having taken into account the respective investment objectives and policies of the constituent parties, the fees and expenses to be borne by the constituent parties in connection with the transactions contemplated by the Plan, the current portfolio composition of the constituent parties, the undistributed realized long-term gains and losses of the constituent parties, federal income tax consequences of the acquisition to stockholders, any tax benefits available to any of the constituent parties, the average stockholder's account size, and other relevant factors;
         RESOLVED, that the Secretary of
Florida is hereby authorized and directed, in the name and on behalf of Florida, to prepare and file or cause to be filed press releases and prospectus supplements or post-effective amendments to
Florida? registration statement, as deemed necessary or appropriate, in connection with the transactions contemplated by these resolutions;
Dividend
         RESOLVED, that pursuant to the Plan,
for the purpose of eliminating all liability for corporate-level tax imposed pursuant to Subchapter
M of the Internal Revenue Code of 1986, as amended, Florida, as necessary, hereby is authorized to declare a dividend or dividends payable on the liquidation date of Florida (or such other date determined by the constituent parties prior to the liquidation date) to Florida stockholders of record for such taxable years as may be applicable, said payments to supersede any schedule previously approved by the Board of Directors;
Special Meeting of Stockholders
         RESOLVED, that pursuant to Section
1.1 of Article 1 of the Bylaws of Municipal Income
II, the Trustees hereby call the Florida Meeting to be held on May 21, 2009, at 3:00 p.m. at the offices of Florida at 1345 Avenue of the Americas, New
York, New York, to consider and act upon the proposed acquisition of the assets of Florida by National as set forth in the Plan;
         RESOLVED, that the close of business
on March 31, 2009 is hereby fixed as the record date for the purpose of determining the stockholders of Florida having the right to notice of, and to vote at, the Florida Meeting and any adjournment or postponement thereof;
         RESOLVED, that the Board of Directors
hereby approves the form of the prospectus/proxy statement and related proxy materials, including the form of proxy, as part of the Registration Statement on Form N-14 to be filed by National for use in soliciting proxies from stockholders of Florida on behalf of the Board in connection with the Florida
Meeting presented to this Meeting, subject to such changes in form and substance as may be approved by any officer or officers of Florida;
         RESOLVED, that Stephen Laffey and
Carol Rappa, with full power of substitution in each of them, are designated as the proxies named in the Florida Proxy Statement (i) to attend the Florida
Meeting, (ii) to cast on behalf of stockholders of the Florida properly executing and returning the proxy all votes that such stockholders are entitled to cast at the Florida Meeting in accordance with the instructions on such proxy, and (iii) with respect to any other matter coming before the Florida
Meeting, to represent such stockholders at the Florida Meeting in the discretion of such proxies with all powers possessed by such stockholders if personally present at the Florida Meeting;
         RESOLVED, that Donavon Diez is
hereby appointed inspector of election to act at the Florida Meeting;
         RESOLVED, that the Secretary of
Florida is hereby directed to give notice of meeting in accordance with Section 7.1 of the Agreement and Declaration of Trust of Municipal Income II;
         RESOLVED, that the Secretary of
Florida is hereby authorized and directed, in the name and on behalf of Florida, with assistance of counsel, to prepare, execute and file or cause to be filed the Florida Proxy Statement in accordance with the Securities Exchange Act of 1934, as amended, for the purpose of soliciting proxies on behalf of the Board of Directors for the Florida
Meeting;
         RESOLVED, that the Secretary of
Florida is authorized and directed to cause to be prepared and mailed to stockholders of record of Florida as of the record date in accordance with the Bylaws and as filed with the Securities and Exchange Commission (?Commission?) a Notice of the Florida Meeting, together with the Florida Proxy
Statement complying in all respects with the rules and regulations of the Commission; and Registration Statement on Form N-14
         RESOLVED, that the Board of Directors
hereby approves the form of the prospectus/proxy statement as part of the Registration Statement on Form N-14 to be filed by National for purposes of registering the shares of common stock of National to be issued pursuant to the Plan, subject to such changes in form and substance as may be approved by any officer or officers of Florida; and General Authorization
         RESOLVED, that in addition to and
without limiting the foregoing, the officers of Florida be, and each of them hereby is, authorized and empowered, in the name and on behalf of Florida, to make all such arrangements, to do and perform all such acts and things, as they may deem necessary or appropriate in order to effectuate fully the purpose of each and all of the foregoing resolutions.
National

Acquisition of Assets of National II and Florida by
National

         RESOLVED, that, on the basis of the
materials reviewed and the matters discussed at this Meeting and in preparation for this Meeting, the Directors hereby determine, pursuant to the requirements of Rule 17a-8 under the Investment
Company Act of 1940, as amended, that (i) participation in the transactions contemplated by the Plan of Acquisition and Liquidation between National II and National and the Agreement and Plan of Acquisition and Liquidation between Florida and National (collectively, the ?Plans?) is in the best interests of National and (ii) the interests of the existing stockholders of National will not be diluted as a result of its effecting such transactions, having taken into account the respective investment objectives and policies of the constituent parties, the fees and expenses to be borne by the constituent parties in connection with the transactions contemplated by the Plans, the current portfolio composition of the constituent parties, the undistributed realized long-term gains and losses of the constituent parties, federal income tax consequences of the acquisition to stockholders, any tax benefits available to any of the constituent parties, the average stockholder's account size, and other relevant factors;
         RESOLVED, that the Secretary of
National is hereby authorized and directed, in the name and on behalf of National, to prepare and file or cause to be filed press releases and prospectus supplements or post-effective amendments to
National?s registration statement, as deemed necessary or appropriate, in connection with the transactions contemplated by these resolutions;
         RESOLVED, that the Secretary of
National is hereby authorized and directed, in the name and on behalf of National, to prepare and file or cause to be filed Amended or supplemental
Articles of Incorporation, as may be necessary, to reflect an increase in the authorized shares of National in connection with the transactions contemplated by these resolutions;
Registration Statement on Form N-14
         RESOLVED, that the filing with the
Commission of a Registration Statement on Form
N-14 for purposes of registering the shares of common stock of National to be issued pursuant to the Plans is hereby approved and that each of the appropriate officers or Directors of National is hereby authorized and directed to prepare, execute and file with the Commission the Registration
Statement on Form N-14, including any and all amendments thereof and supplements thereto, to be in such form as the officer or Director executing the same shall approve, such approval to be conclusively evidenced by his or her execution thereof;
Issuance of Shares of Common Stock
         RESOLVED, that a sufficient number of
shares of the authorized but unissued common stock of National shall be and hereby is reserved for issuance upon the closing of the transactions contemplated in the Plans and that the issuance of shares of common stock of National as contemplated in the Plans is hereby authorized, on the conditions that the actual value of the consideration to be received by National for such shares will have a value in the aggregate equal to the net assets of National II and that when such shares are issued pursuant to the Plans, they will be validly issued, fully paid and non-assessable;
         RESOLVED, that the appropriate
officers of National be, and each of them hereby is, authorized and empowered in the name and on behalf of National to take such action as may be necessary to cause the shares of common stock of National to be issued pursuant to the Plans;
General Authorization
         RESOLVED, that the corporate seal of
National may be affixed to any instrument or document executed pursuant to the foregoing resolutions; and
         RESOLVED, that in addition to and
without limiting the foregoing, the officers of National be, and each of them hereby is, authorized and empowered, in the name and on behalf of National, to make all such arrangements, to do and perform all such acts and things, as they may deem necessary or appropriate in order to effectuate fully the purpose of each and all of the foregoing resolutions.

SK 00250 0457 948472v3





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1566219_1.DOC